Exhibit 99.1

Waytronx Appoints Business Veteran Colt Melby as Chairman of its Board of Directors

TUALATIN, Ore. - June 18, 2008 - Waytronx, Inc. (OTCBB: WYNX), the leading provider of openly licensable advanced systems cooling solutions, today announced the appointment of Colt Melby to its board of directors. Mr. Melby will serve as Waytronx’s chairman of the board, and brings more than 30 years of business and operational management experience to this position.

Mr. Melby’s appointment reflects Waytronx’s commitment to maintain an effective board comprised of influential members of the business community, with the experience and knowledge to assist management in positioning the company for rapid growth.

“Colt is a proven leader with a distinguished history of building, acquiring, and growing successful companies,” said William Clough, president and CEO of Waytronx, Inc. “His business insight and operational experience will be a valuable asset to help accelerate the commercialization of our technology portfolio including WayCool™ and WayFast™ technologies, and to realize the synergies of our CUI acquisition.”

“I am very enthusiastic about assuming this position with Waytronx,” said Melby. “This is an exciting time in the company’s development, having just completed the acquisition of CUI. I look forward to working with the management team to take this company to the next stage of its strategic growth.”

Mr. Melby has a 20 year background in aerospace manufacturing. He spent 15 years as owner and chief executive officer of Metal Form, Inc., serving worldwide customers including: Boeing, Bombardier, Rockwell, Grumman and Lockheed Martin. Under his stewardship, Metal Form was the recipient of numerous awards of excellence including Boeing’s President Award and several “Supplier of the Year” awards.

Mr. Melby is a founding member of Melby Brothers Performance Investments, a firm with a strong history of financing successful start-up and turnaround organizations. One of Mr. Melby’s more notable investments in that capacity was the financing and purchase of firearms-maker Smith & Wesson from London-based Tomkins PLC in 2001. Mr. Melby continues to invest both his time and resources in successful business ventures. These include investments in Earth 911, a recycling company dedicated to green initiatives and green recycling.

Mr. Melby is an active philanthropist. He and his family are members of the Harvesters, an Orange County food bank dedicated to providing healthy meals to underprivileged kids in Southern California. He is also a member of the Cattle Baron’s, a Texas charity providing support to the American Cancer Society.

About CUI, Inc.
CUI, Inc. is a solutions provider of electromechanical components and industrial controls for OEM manufacturing. Since its inception in 1989, CUI has been delivering quality products, extensive application solutions, and superior personal service. CUI’s solid customer commitment and honest corporate message are a hallmark in the industry. CUI is a wholly-owned subsidiary of Waytronx, Inc. For more information, please visit www.cui.com.

About Waytronx, Inc.
Waytronx, Inc. has pioneered and is commercializing innovative thermal management solutions capable of revolutionizing the semiconductor, solar and electronic packaging industries, among others. Utilizing its patented WayCool™ hybrid mesh architecture, Waytronx can enhance system performance and remove thermal barriers caused by “microwarming” in today’s advanced computing devices. The Company’s proprietary central and graphics processor solutions, solar energy cooling solutions and power supply cooling solutions deliver more cost effective and efficient thermal management to the industry. Waytronx changed it name from OnScreen Technologies in December 2007. Waytronx acquired CUI, Inc. in May 2008. For more information, please visit www.waytronx.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.
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Media Contact:

Josie Lee
Brodeur Partners
602-808-1162
Jlee@brodeur.com

WayCool, WayFast, Waytronx and OnScreen are trademarks of Waytronx, Inc. Other names and brands are the property of their respective owners.